CUSIP No. 09075A108	SCHEDULE 13G	Page 1 5 of 16 Pages

EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

AMP-CF Holdings, LLC
Date:

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

Ampersand CF Limited Partnership
By AMP-CF Management Company Limited Partnership, its general partner
By: AMP-CF MC LLC, its general partner

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

AMP-CF Management Company Limited Partnership
By: AMP-CF MC LLC, its general partner

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

AMP-CF MC LLC

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

Ampersand 2020 Limited Partnership
By: AMP-20 Management Company Limited Partnership
By: AMP-20 MC LLC, its general partner

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

CUSIP No. 09075A108	SCHEDULE 13G	Page 16 of 16 Pages

AMP-20 Management Company Limited Partnership
By: AMP-20 MC LLC, its general partner

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

AMP-20 MC LLC

By:	/s/ Dana L. Niles	2/1/2023
Name: Dana L. Niles
Title: Chief Operating Officer

/s/ Herbert H. Hooper		2/1/2023
Herbert H. Hooper